UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, Biostage, Inc. (the “Company”) appointed James Mastridge as interim Vice President of Finance. In such role, Mr. Mastridge will be the Company’s principal accounting officer and principal financial officer. In connection with Mr. Mastridge’s appointment, the Company determined that Peter Chakoutis, the Company’s former Vice President of Finance, who has been on temporary leave of absence for personal reasons, would not be returning to the Company at this time.

Mr. Mastridge, age 54, is a Director of Accounting and Reporting, at Danforth Advisors, LLC (“Danforth”) and has over twenty five years of experience as a finance professional in accounting and reporting roles. Prior to joining Danforth, Mr. Mastridge served as Director of Accounting of Osmotica Pharmaceuticals plc from July 2018 through September 2020, and Director of Accounting & Reporting at Eli Lilly and Company from 2008 to 2017. Mr. Mastridge graduated from Rutgers University with a B.S. in Accounting and is a licensed Certified Public Accountant in New Jersey.

The Company entered into a Consulting Agreement (the “Consulting Agreement”) with Danforth, executed on October 6, 2020, pursuant to which Danforth will provide strategic advisory, finance, accounting, human resources and administrative functions to the Company, including the services to be provided by Mr. Mastridge as described above. The Company will pay Danforth an hourly rate of $225.00 per hour for such services and will reimburse Danforth for expenses. The Consulting Agreement’s term continues until either party gives notice of termination. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 30 days written notice and without cause, upon 60 days written notice.

The foregoing summary of the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consulting Agreement, filed hereto as Exhibit 10.1.

There are no transactions to which the Company is a party and in which Mr. Mastridge has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Mastridge has not previously held any positions with the Company and has no family relationship with any directors or executive officers of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Consulting Agreement, executed October 6, 2020, between Biostage, Inc. and Danforth Advisors, LLC

#                Management contract or compensatory plans or agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

October 30, 2020	/s/ Hong Yu
(Date)	Hong Yu
President